Exhibit 5.1

Z.A.G./S&W LLP One Post Office Square Boston, MA 02109

June 18, 2008

Pluristem Therapeutics Inc.

Matam Advanced Technology Park
Building No. 20

Haifa 31905, Israel

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

        This opinion is furnished to you in connection with a Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of an aggregate of $15,000,000 of shares of Common Stock, $0.00001 par value per share (the “Shares”), of Pluristem Therapeutics Inc., a Nevada corporation (the “Company”), all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

        We are acting as counsel for the Company in connection with the registration for sale of the Shares. We have examined signed copies of the Registration Statement filed with the Commission. We have also examined and relied upon minutes of meetings of the stockholders and the Board of Directors of the Company as provided to us by the Company, stock record books of the Company as provided to us by the Company, the Certificate of Incorporation and By-Laws of the Company, each as restated and/or amended to date (collectively the “Charter Documents”), and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

        In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

        For purposes of our opinion, we have examined an official compilation of “Title 7 – Business Associations; Securities; Commodities, Chapter – 78 – Private Corporations” of the Nevada Revised Statutes (such examination being limited to the provisions of such statutes only, and not including any annotations or commentary). Other than such examination and our examination of the documents indicated above, we have made no other examination in connection with this opinion. We express no opinion herein concerning the federal laws of the United States of America or any state securities or blue sky laws. We assume that the appropriate action will be taken, prior to the offer and sale of the Shares, to register and qualify the Shares for sale under all applicable state securities or “blue sky” laws.

        Based upon and subject to the foregoing, we are of the opinion that, when the Shares are (i) specifically authorized for issuance by the Company’s Board of Directors or an authorized committee thereof (the “Authorizing Resolutions”), (ii) the Registration Statement, as finally amended, has become effective under the Securities Act, (iii) if necessary, an appropriate prospectus supplement with respect to the Shares has been prepared, filed and delivered in compliance with the Securities Act and the applicable rules promulgated thereunder, (iv) the terms of the sale of the Shares have been duly established in conformity with the Charter Documents and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (v) the Shares have been issued and sold as contemplated by the Registration Statement and (vi) the Company has received the consideration provided for in the Authorizing Resolutions and such consideration is not less than the par value of the Shares, the Shares will be validly issued, fully paid and nonassessable.

        It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

        Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, as further limited above, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

        We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Zysman, Aharoni, Gayer & Co./Sullivan &
Worcester LLP